EXHIBIT 23.5

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement of Cathay Bancorp, Inc. on Form S-4 of our report dated January 19, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of GBC Bancorp for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

June 25, 2003